EXHIBIT 99.1

             STATEMENT OF THE CHIEF EXECUTIVE OFFICER OF EPLUS INC.
                         PURSUANT TO 18 U.S.C. Sec. 1350

         The undersigned hereby certifies in his capacity as an officer of ePlus inc. (the "Company") that, to his knowledge, this Annual Report on Form 10-K for the year ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: June 26, 2003               /s/ PHILLIP G. NORTON
                                   ---------------------------------------------
                                   Phillip G. Norton
                                   President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ePlus inc. and will be retained by ePlus inc. and furnished to the Securities and Exchange Commission or its staff upon request.